                                                             Exhibit 99.13.01(a)

                       ML MILLBURN GLOBAL L.L.C.
                       (A DELAWARE LIMITED LIABILITY COMPANY)

                       Financial Statements for the years ended
                       December 31, 2004 and 2003 and Independent
                       Auditors' Report


[MERRILL LYNCH LOGO]

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
INDEPENDENT AUDITORS' REPORT                                        1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2004 AND 2003:

  Statements of Financial Condition                                 2

  Statements of Operations                                          3

  Statements of Changes in Member's Capital                         4

  Notes to Financial Statements                                  5-10

INDEPENDENT AUDITORS' REPORT

To the Member of
  ML Millburn Global L.L.C.:

We have audited the accompanying statements of financial condition of ML Millburn Global L.L.C. (the "Company") as of December 31, 2004 and 2003, and the related statements of operations and changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML Millburn Global L.L.C. as of December 31, 2004 and 2003, and the results of its operations and changes in its member's capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


New York, New York
March 28, 2005

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2004 AND 2003

                                                        2004           2003
                                                    -------------  -------------
ASSETS:

Equity in commodity futures trading accounts:
  Cash                                              $  12,848,919  $  14,851,658
  Net unrealized profit on open contracts                 278,141        905,882
Due from invested funds                                   773,769        605,436
Accrued interest                                           22,899         11,365
                                                    -------------  -------------

       TOTAL                                        $  13,923,728  $  16,374,341
                                                    =============  =============

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

  Brokerage commissions payable                     $     103,475  $     111,679
  Profit Shares payable                                         -        270,959
  Administrative fees payable                               2,737          3,284

    total liabilities                                     106,212        385,922
                                                    -------------  -------------
MEMBER'S CAPITAL:

  Voting Member                                        13,817,516     15,988,419
                                                    -------------  -------------

    Total Member's capital                             13,817,516     15,988,419
                                                    -------------  -------------

       TOTAL                                        $  13,923,728  $  16,374,341
                                                    =============  =============

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                        2004           2003
                                                    -------------  -------------
TRADING REVENUES:

Trading profit (loss):
  Realized                                          $     321,008  $   2,513,085
  Change in unrealized                                   (627,730)      (142,930)
                                                    -------------  -------------

    Total trading revenues                               (306,722)     2,370,155

INVESTMENT INCOME:

Interest                                                  180,133        171,290
                                                    -------------  -------------

EXPENSES:

Brokerage commissions                                   1,137,319      1,400,367
Profit Shares                                               5,427        310,215
Administrative fees                                        33,451         41,187
                                                    -------------  -------------

    Total expenses                                      1,176,197      1,751,769
                                                    -------------  -------------

NET INVESTMENT LOSS                                      (996,064)    (1,580,479)
                                                    -------------  -------------

NET INCOME (LOSS)                                   $  (1,302,786) $     789,676
                                                    =============  =============

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                   VOTING MEMBER
                                                                   -------------
MEMBER'S CAPITAL,
  DECEMBER 31, 2002                                                $  15,464,388

Net income                                                               789,676

Withdrawals                                                           (1,268,287)

Additions                                                              1,002,642
                                                                   -------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2003                                                   15,988,419

Net loss                                                              (1,302,786)

Withdrawals                                                           (1,770,347)

Additions                                                                902,230
                                                                   -------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2004                                                $  13,817,516
                                                                   =============

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     ML Millburn Global L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on November 22, 1996 and commenced trading activities on December 2, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. Millburn Ridgefield Corporation ("Millburn") is the trading advisor to the Company. Merrill Lynch Alternative Investments LLC ("MLAI"), a wholly-owned subsidiary of Merrill Lynch Investment Managers L.P. ("MLIM") which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority of the Company. Merrill Lynch, Pierce Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of Merrill Lynch, is the Company's commodity broker.

     The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company. The Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLAI, would not participate in the management of the Company, or engage, directly or indirectly in, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which can be held by United States limited partnerships. Currently, there is only one Voting Member of the Company (the "Member"). The Member controls all business activities and affairs of the Company, subject to the trading authority vested in and delegated to Millburn and the administrative authority vested in and delegated to MLAI. The Member is a "commodity pool" sponsored and managed by MLAI.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in Net unrealized profit on open contracts in the Statements of Financial Condition as the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit
     (loss) on open contracts from one period to the next is reflected in "change in unrealized" in the Statements of Operations.

     FOREIGN CURRENCY TRANSACTIONS

     The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in "realized" in the Statement of Operations.

     OPERATING EXPENSES

     MLAI pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

     INCOME TAXES

     No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

     DISTRIBUTIONS

     The Company has made no distributions for the years ended December 31, 2004 or 2003.

     WITHDRAWALS

     The Member may withdraw some or all of such Member's capital at Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

     DISSOLUTION

     The Company will terminate on December 31, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.   CONDENSED SCHEDULES OF INVESTMENTS

     The Company's investments, defined as Net unrealized profit on open contracts on the Statements of Financial Condition, as of December 31, 2004 and 2003 are as follows:

2004                               LONG POSITIONS                                 SHORT POSITIONS
----                 ------------------------------------------   -----------------------------------------------
                                                                                    UNREALIZED
   COMMODITY         NUMBER OF      UNREALIZED       PERCENT OF    NUMBER OF       PROFIT (LOSS)       PERCENT OF
INDUSTRY SECTOR      CONTRACTS     PROFIT (LOSS)     NET ASSETS    CONTRACTS     ON OPEN POSITIONS     NET ASSETS
---------------      ---------    --------------     ----------   ----------     -----------------     ----------
Currencies           5,631,733    $      611,652           4.43%  (2,670,197)    $        (457,560)         -3.31%
Interest rates             201            (4,731)         -0.03%        (147)                3,971           0.03%
Metals                      66             1,410           0.00%          (6)                6,128           0.04%
Stock indices              172           117,271           0.85%           -                     -           0.00%
                                  --------------                                 -----------------

Total                             $      725,602           5.25%                 $        (447,461)         -3.24%
                                  ==============                                 =================

2004
----
                        NET UNREALIZED
   COMMODITY           PROFIT (LOSS) ON   PERCENT OF
INDUSTRY SECTOR         OPEN POSITIONS    NET ASSETS          MATURITY DATES
---------------        ----------------   ----------    -------------------------
Currencies             $        154,092         1.12%   March 05
Interest rates                     (760)        0.00%   March 05 - December 05
Metals                            7,538         0.04%   February 05 - December 05
Stock indices                   117,271         0.85%   January 05 - March 05
                       ----------------

Total                  $        278,141         2.01%
                       ================

2003                               LONG POSITIONS                                 SHORT POSITIONS
----                ------------------------------------------   -----------------------------------------------
                                                                                    UNREALIZED
   COMMODITY         NUMBER OF      UNREALIZED      PERCENT OF     NUMBER OF       PROFIT (LOSS)      PERCENT OF
INDUSTRY SECTOR      CONTRACTS     PROFIT (LOSS)    NET ASSETS     CONTRACTS     ON OPEN POSITIONS    NET ASSETS
---------------     ----------    --------------    ----------   ------------    -----------------    ----------
Currencies          22,422,705    $    1,632,249         10.21%   (32,100,949)   $        (938,300)         -5.87%
Interest rates             443             9,780          0.06%           (35)              (3,213)         -0.02%
Metals                     107           119,265          0.74%             -                    -           0.00%
Stock indices               95            86,101          0.54%             -                    -           0.00%
                                  --------------                                 -----------------

Total                             $    1,847,395         11.55%                  $        (941,513)         -5.89%
                                  ==============                                 =================

2003
----
   COMMODITY          NET UNREALIZED    PERCENT OF
INDUSTRY SECTOR        PROFIT (LOSS)    NET ASSETS         MATURITY DATES
---------------      ----------------   ----------    ----------------------
Currencies           $        693,949         4.34%   March 04
Interest rates                  6,567         0.04%   March 04 - June 04
Metals                        119,265         0.74%   February 04 - March 04
Stock indices                  86,101         0.54%   January 04 - March 04
                     ----------------

Total                $        905,882         5.66%
                     ================

     No individual contract's unrealized gain or loss comprised greater than 5% of the Member's Capital at December 31, 2004 or 2003.

3.   FINANCIAL DATA HIGHLIGHTS

     The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2004.

     TOTAL INVESTMENT RETURN:

     Total return before Profit Shares                    -8.43%
     Profit shares                                         0.01%
     Total return                                         -8.36%
                                                      =========
     RATIOS TO AVERAGE MEMBER'S CAPITAL:

     Expenses (excluding Profit Shares)                    8.74%
     Profit Shares                                         0.04%
                                                      ---------
     Expenses                                              8.78%
                                                      =========

     Net investment loss                                  -7.43%
                                                      =========

4.   RELATED PARTY TRANSACTIONS

     The Company's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by MLPF&S in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest that Merrill Lynch pays to the Company, from possession of such assets.

     Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S. dollar-denominated positions. Such amounts are netted against interest income due to the insignificance of such amounts.

     Following the allocation of the Company's trading profit (loss) and interest income to the Member's capital account, MLAI calculates the brokerage commissions, administrative fees, Profit Shares and other expenses due from the Company to third parties. Such commissions, fees and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from the Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLPF&S at flat monthly rate of .708 of 1% (a 8.50% annual rate) of the Member's month-end trading assets, reflecting the fee arrangement between the Member and MLPF&S.

     The Company pays MLPF&S a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Member's month-end trading assets. Month-end trading assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLPF&S pays Millburn an annual consulting fee of 2% of the Company's average month-end trading assets, after reduction for a portion of brokerage commissions.

5.   ADVISORY AGREEMENT

     The Advisory Agreement between the Company and Millburn has remained essentially unchanged since the inception of the Company. This Agreement is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were Millburn to withdraw. Millburn determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain rights reserved by MLAI.

     The Company pays to Millburn an annual Profit Share equal to 20% of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are also paid to Millburn upon the withdrawal of capital from the Company by the Member.

6.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Company has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

     MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Millburn, calculating the Member's capital account as of the close of business each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Company's market exposure; MLAI may consult with Millburn concerning the possibility of Millburn reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that Millburn has begun to deviate from past practice and trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by Millburn.

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

     The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

     The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in Net unrealized profit on open contracts on the Statements of Financial Condition.


                          *  *  *  *  *  *  *  *  *  *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


                               Michael L. Pungello
                             Chief Financial Officer
                    Merrill Lynch Alternative Investments LLC
                           Commodity Pool Operator of
                            ML Millburn Global L.L.C.

                       ML JWH FINANCIAL AND
                       METALS PORTFOLIO L.L.C.
                       (A DELAWARE LIMITED LIABILITY COMPANY)


                       Financial Statements for the years ended
                       December 31, 2004 and 2003 and Independent
                       Auditors' Report


[MERRILL LYNCH LOGO]

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
INDEPENDENT AUDITORS' REPORT                                                1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2004 AND 2003:

  Statements of Financial Condition                                         2

  Statements of Income                                                      3

  Statements of Changes in Member's Capital                                 4

  Notes to Financial Statements                                          5-10

INDEPENDENT AUDITORS' REPORT

To the Member of
 ML JWH Financial and Metals Portfolio L.L.C.:

We have audited the accompanying statements of financial condition of ML JWH Financial and Metals Portfolio L.L.C. (the "Company") as of December 31, 2004 and 2003, and the related statements of income and changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML JWH Financial and Metals Portfolio L.L.C. as of December 31, 2004 and 2003, and the results of its operations and changes in its member's capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


New York, New York
March 28, 2005

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2004 AND 2003

                                                                 2004                 2003
                                                          ------------------   ------------------
ASSETS:

Equity in commodity futures trading accounts:
  Cash                                                    $       14,132,131   $       16,043,538
  Net unrealized profit on open contracts                          1,257,649              911,789
Accrued interest                                                      25,078               11,586
                                                          ------------------   ------------------

      TOTAL                                               $       15,414,858   $       16,966,913
                                                          ==================   ==================

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

  Brokerage commissions payable                           $           98,699   $          120,040
  Administrative fees payable                                          3,209                3,530
  Profit Shares payable                                               97,526                    -
  Due to Member                                                    1,397,907              854,923
                                                          ------------------   ------------------

    Total liabilities                                              1,597,341              978,493
                                                          ------------------   ------------------

MEMBER'S CAPITAL:

  Voting Member                                                   13,817,517           15,988,420
                                                          ------------------   ------------------

    Total Member's capital                                        13,817,517           15,988,420
                                                          ------------------   ------------------

      TOTAL                                               $       15,414,858   $       16,966,913
                                                          ==================   ==================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                 2004                 2003
                                                          ------------------   ------------------
TRADING REVENUES

Trading profit (loss):
  Realized                                                $        1,375,796   $        4,981,174
  Change in unrealized                                               345,861             (481,197)
                                                          ------------------   ------------------

    Total trading revenues                                         1,721,657            4,499,977

INVESTMENT INCOME

Interest income                                                      187,686              167,813
                                                          ------------------   ------------------

EXPENSES

Brokerage commissions                                              1,172,113            1,423,539
Profit Shares                                                        126,184              400,765
Administrative fees                                                   34,474               41,869
                                                          ------------------   ------------------

    Total expenses                                                 1,332,771            1,866,173
                                                          ------------------   ------------------

NET INVESTMENT LOSS                                               (1,145,085)          (1,698,360)
                                                          ------------------   ------------------

NET INCOME                                                $          576,572   $        2,801,617
                                                          ==================   ==================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                            VOTING MEMBER
                                                          ------------------
MEMBER'S CAPITAL,
  DECEMBER 31, 2002                                       $       15,464,388

Net income                                                         2,801,617

Withdrawals                                                       (2,277,585)
                                                          ------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2003                                               15,988,420

Net income                                                           576,572

Withdrawals                                                       (2,747,475)
                                                          ------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2004                                       $       13,817,517
                                                          ==================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     ML JWH Financial and Metals Portfolio L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on September 19, 1996 and commenced trading activities on October 1, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. John W. Henry & Company, Inc. ("JWH(R)") is the trading advisor to the Company. Merrill Lynch Alternative Investments LLC ("MLAI"), a wholly-owned subsidiary of Merrill Lynch Investment Managers ("MLIM") which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch") has been delegated administrative authority of the Company. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of Merrill Lynch, is the Company's commodity broker.

     The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company, but the Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLAI, would not participate in the management of the Company, or engage in, directly or indirectly, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which are held by United States limited partnerships. Currently, there is only one Voting Member of the Company (the "Member"). The Member controls all business activities and affairs of the Company subject to the trading authority vested in and delegated to JWH(R) and the administrative authority vested in and delegated to MLAI. The Member is a "commodity pool" sponsored and managed by MLAI.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date and open contracts are reflected in net unrealized profit on open contracts in the Statements of Financial Condition as the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in unrealized profit on open contracts from one period to the next is reflected in "change in unrealized" in the Statements of Income.

     FOREIGN CURRENCY TRANSACTIONS

     The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in "realized" in the Statements of Income.

     OPERATING EXPENSES

     MLAI pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

     INCOME TAXES

     No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

     DISTRIBUTIONS

     The Company has made no distributions for the years ended December 31, 2004 or 2003.

     WITHDRAWALS

     The Member may withdraw some or all of such Member's capital at the Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

     DISSOLUTION

     The Company will terminate on September 30, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.   CONDENSED SCHEDULES OF INVESTMENTS

     The Company's investments, defined as Net unrealized profit on open contracts on the Statements of Financial Condition, as of December 31, 2004 and 2003 are as follows:

2004                                LONG POSITIONS                                SHORT POSITIONS
----                 ---------------------------------------------   -----------------------------------------
                                                                                    UNREALIZED
    COMMODITY         NUMBER OF     UNREALIZED PROFIT   PERCENT OF   NUMBER OF     PROFIT (LOSS)    PERCENT OF
 INDUSTRY SECTOR      CONTRACTS          (LOSS)         NET ASSETS   CONTRACTS   ON OPEN POSITIONS
------------------   ------------   -----------------   ----------   ----------  -----------------  ----------
Currencies              1,981,921   $       1,365,771         9.88%    (817,690)  $       (222,105)      -1.61%
Interest rates                774             (68,051)       -0.49%        (144)           (25,200)      -0.18%
Metals                         99             205,656         1.49%         (10)           (72,350)      -0.52%
Stock indices                 189              73,928         0.53%           -                  -        0.00%
                                    -----------------                             ----------------

Total                               $       1,577,304        11.41%               $       (319,655)      -2.31%
                                    =================                             ================

2004
-----
                      NET UNREALIZED
    COMMODITY        PROFIT (LOSS) ON   PERCENT OF
 INDUSTRY SECTOR      OPEN POSITIONS    NET ASSETS          MATURITY DATES
------------------   ----------------   -----------     ------------------------
Currencies           $      1,143,666          8.27%    March 2005
Interest rates                (93,251)        -0.67%    March 05 - December 05
Metals                        133,306          0.97%    January 05 - February 05
Stock indices                  73,928          0.53%    March 2005
                     ----------------

Total                $      1,257,649          9.10%
                     ================

2003                                LONG POSITIONS                                SHORT POSITIONS
----                 ---------------------------------------------   -----------------------------------------
                                                                                    UNREALIZED
    COMMODITY         NUMBER OF     UNREALIZED PROFIT   PERCENT OF   NUMBER OF     PROFIT (LOSS)    PERCENT OF
 INDUSTRY SECTOR      CONTRACTS          (LOSS)         NET ASSETS   CONTRACTS   ON OPEN POSITIONS  NET ASSETS
------------------   ------------   -----------------   ----------   ----------  -----------------  ----------
Currencies              2,064,614   $         775,452         4.85%    (855,900)  $        (33,570)      -0.21%
Interest rates                419             (35,078)       -0.22%           -                  -        0.00%
Metals                        111             273,979         1.71%           -                  -        0.00%
Stock indices                 111              96,935         0.61%         (27)          (165,929)      -1.04%
                                    -----------------                             ---------------

Total                               $       1,111,288         6.95%               $       (199,499)      -1.25%
                                    =================                             ===============

2003
----
                      NET UNREALIZED
    COMMODITY        PROFIT (LOSS) ON   PERCENT OF
 INDUSTRY SECTOR      OPEN POSITIONS    NET ASSETS         MATURITY DATES
------------------   ----------------   -----------    ----------------------
Currencies           $        741,882          4.64%   March 04
Interest rates                (35,078)        -0.22%   March 04 - December 04
Metals                        273,979          1.71%   February 04 - March 04
Stock indices                 (68,994)        -0.43%   March 04
                     ----------------

Total                $        911,789          5.70%
                     ================

No individual contract's unrealized gain or loss comprised greater than 5% of the Member's Capital at December 31, 2004 or 2003.

3.   FINANCIAL DATA HIGHLIGHTS

     The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2004.

     TOTAL RETURN:

     Total return before Profit Shares                           5.19%
     Profit Shares                                              -0.89%
     Total return                                                4.49%

     RATIOS TO AVERAGE MEMBER'S CAPITAL:

     Expenses (excluding Profit Shares)                          8.86%
     Profit Shares                                               0.93%
                                                         ------------
     Expenses                                                    9.79%
                                                         ============

     Net investment loss                                        -8.41%
                                                         ============

4.   RELATED PARTY TRANSACTIONS

     The Company's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by MLPF&S in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest that Merrill Lynch pays to the Company, from possession of such assets.

     Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S. dollar-denominated positions. Such amounts are netted against interest income due to the insignificance of such amounts.

     Following the allocation of the Company's trading profit (loss) and interest income among the Member's respective capital accounts, MLAI calculates the brokerage commissions, Profit Shares, administrative fees and other expenses due from the Company to third parties. Such commissions, fees, Profit Shares and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLPF&S at a flat monthly rate of .708 of 1% (an 8.5% annual rate) of the Member's month-end trading assets reflecting the fee arrangement between the Member and MLPF&S.

     The Company pays MLPF&S a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Member's month-end trading assets. Month-end trading assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLPF&S pays the Advisor an annual consulting fee of 2% of the Company's average month-end trading assets, after reduction for a portion of the brokerage commissions.

5.   ADVISORY AGREEMENT

     The Advisory Agreement between the Company and JWH(R) is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were JWH(R) to withdraw. JWH(R) determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain Company trading policies and to certain rights reserved by MLAI.

     The Company pays to JWH(R) a quarterly Profit Share equal to 20% of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are determined as of the end of each calendar quarter and are also paid to JWH(R) upon the withdrawal of capital from the Company by the Member for whatever purpose, other than to pay expenses.

6.   FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Company has certain risks, which cannot be presented on the financial statements. The following summarizes some of those risks.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

     MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH(R), calculating the Member's capital account as of the close of business each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLAI may consult with JWH(R) concerning the possibility of JWH(R) reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH(R) has begun to deviate from past practice and trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by JWH(R).

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

     The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

     The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Net unrealized profit on open contracts on the Statements of Financial Condition.


                                * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

                               Michael L. Pungello
                             Chief Financial Officer
                    Merrill Lynch Alternative Investments LLC
                             Commodity Pool Operator
                  ML JWH Financial and Metals Portfolio L.L.C.